Exhibit 1.1

FORM OF

NEPHROS, INC.

UNDERWRITING AGREEMENT

2,000,000 Shares of Common Stock

(Par Value $.001 Per Share)

New York, New York

September     , 2004

The Shemano Group, Inc.

5850 Canoga Avenue

Suite 315

Woodland Hills, CA 91367

As Representative of the several Underwriters

Dear Sirs:

Nephros, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to The Shemano Group, Inc. (“Shemano” or the “Representative”) and National Securities Corporation (“National”, and collectively with Shemano, the “Underwriters”, unless the context is otherwise), pursuant to this underwriting agreement (the ”Agreement”), an aggregate of Two Million (2,000,000) shares of common stock of the Company, par value $.001 per share (the “Common Stock”), and to grant to the Representative, the option referred to in Section 2(c) hereof to purchase an aggregate of not more than an additional Three Hundred Thousand (300,000) shares of Common Stock, for the purpose of covering over-allotments, if requested by the Underwriters in accordance with Section 2(c) hereof. It is understood that the Underwriters propose to offer the “Shares” (as hereinafter defined) to be purchased hereunder to the public upon the terms and conditions set forth in the “Registration Statement” (as hereinafter defined) after the “Effective Date” (as hereinafter defined) of the Registration Statement. As used in this Agreement, (a) the term “Firm Shares” shall mean the Two Million (2,000,000) shares of Common Stock to be issued and sold to the Underwriters at the “First Closing Date” (as defined in Section 2(b) below); (b) the term “Option Shares” shall mean any of the additional up to Three Hundred Thousand (300,000) shares of Common Stock as are purchased pursuant to the option referred to in Section 2(c) hereof; and (c) the term “Shares” shall mean the Firm Shares and the Option Shares collectively. The Company also proposes, pursuant to Section 2(h) hereof, to issue and sell to the Representative for its own account and the accounts of the Representative’s Designees (as hereinafter defined)) for an aggregate price of One Hundred Dollars ($100.00), warrants (the “Representative’s Warrants”) to purchase up to an aggregate of One Hundred Ninety Thousand (190,000) shares of Common Stock (the “Warrant Shares”) at a per share exercise price of 125% of the per share initial public offering price of the Shares set forth in the Registration Statement and Prospectus (as hereinafter defined), which purchase shall be consummated in accordance with the terms and conditions of the Representative’s Warrant Agreement substantially in the form of Exhibit 4.2 to the Registration Statement (the “Representative’s Warrant Agreement”).

1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriters that, as of the Effective Date, the First Closing Date and each Option Closing Date (as defined below):

(a) The conditions for use of a registration statement on Form S-1, set forth in the General Instructions to Form S-1, have been satisfied with respect to the Company, the transactions contemplated herein and in the Registration Statement (as defined below). A Registration Statement on Form S-1 (File No. 333-116162) relating to the offering of the Shares, Representative’s Warrants, and Warrant Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) promulgated pursuant to the Act, and said Registration Statement has been filed with the Commission under the Act. One or more amendments to said Registration Statement has or have, as the case may be, been similarly prepared and filed with the Commission covering the registration of the Shares under the Act including the related preliminary prospectus or preliminary prospectuses (each being hereinafter referred to as a “Preliminary Prospectus” as further defined below), each of which has been furnished to the Underwriter. Each Preliminary Prospectus was endorsed with the legend required by Item 501(b) of Regulation S-K and, if applicable, Rule 430A of the Rules and Regulations. The Company has prepared and proposes to file on or prior to the Effective Date (as defined below) of the Registration Statement an additional amendment thereto which will include the final “Prospectus” (as defined below). As used in this Agreement and unless the context indicates otherwise, the term “Registration Statement” refers to and means said Registration Statement, including any documents incorporated by reference therein, all exhibits, financial statements and schedules and the Prospectus included therein, as finally amended and revised on or prior to the Effective Date (as defined below) and, in the event of any post-effective amendment thereto or if any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. The term “Registration Statement” shall also include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. The term “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective. The term “Preliminary Prospectus” refers to and means a preliminary prospectus filed with the Commission and included in said Registration Statement before the Effective Date and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information; the term “Rule 430A Information” shall mean information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A; and, the term “Prospectus” refers to and means the prospectus relating to Shares that is first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date. If the Registration Statement is amended or such Prospectus is supplemented after the Effective Date and prior to the Option Closing Date, then the terms “Registration Statement” and “Prospectus” shall include such documents as so amended or supplemented. The terms used herein shall have the same meaning as in the Prospectus unless the context hereof otherwise requires.

(b) Neither the Commission nor, to the Knowledge of the Company (as hereinafter defined), any state regulatory authority has issued an order preventing or suspending the use of any Preliminary Prospectus nor has the Commission or any such authority instituted or, to the Knowledge of the Company, threatened to institute any proceedings with respect to such an order. When representations or warranties in this Agreement are qualified to the “Knowledge of Company,” they are given by the Company only to the extent of and qualified in all respects by the facts known to any of the executive officers of the Company and Eric A. Rose and Donald G. Drapkin immediately prior to the First Closing Date, with an obligation of reasonable inquiry on the part of such officers, and the actual knowledge (without any obligation of inquiry) of Gregory Collins, Ph.D., in any case as a result of their participation in the Business (as defined below) prior to the date such representations or warranties are made.

(c) The Registration Statement, as of the Effective Date, the Prospectus (and any amendments or supplements thereto) when it is filed with the Commission, and both documents as of the First Closing Date and any Option Closing Date referred to below, will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations and will conform in all material respects to the applicable requirements of the Act and the Rules and Regulations, and at such times, neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that the representations and warranties in this Section 1(c) do not apply to statements or omissions in the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of an Underwriter for inclusion in the Registration Statement or the Prospectus.

(d) The Company has been duly incorporated and is now, and at the Closing Dates (defined below) will be, validly existing and in good standing as a corporation under the laws of the State of Delaware, and has full corporate power and authority (i) to own or lease, as the case may be, its properties, whether tangible or intangible, and conduct its business as presently conducted and as described in the Registration Statement and Prospectus (the ”Business”) and (ii) to execute, deliver and perform this Agreement and the Representative’s Warrant Agreement and consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the business transacted by it or the character or location of its properties, in each case taken as a whole, makes such qualification necessary, except where the failure to so qualify would not be reasonably expected to have a material adverse effect upon the condition (financial or otherwise), results of operations, income, shareholders’ equity, net worth, business, assets or properties of the Company, taken as a whole (a “Material Adverse Effect”). The Company holds, or will hold by the First Closing Date, all licenses, certificates and permits from state, federal or other regulatory authorities necessary for the conduct of its Business and is in compliance with all laws and regulations and all orders and decrees applicable to it or to such business, except where the failure to hold such licenses, certificates or permits or comply with such laws, regulations, orders or decrees would not be reasonably expected to have a Material Adverse Effect, and there are no proceedings pending or, to the Knowledge of the Company, threatened, seeking to cancel, terminate or limit such licenses, approvals or permits.

(e) The financial statements of the Company, including the schedules and related notes filed as part of the Registration Statement and included in the Prospectus, are complete, correct and present fairly in all material respects the financial position of the Company as of the respective dates thereof and the results of operations and changes in financial position of the Company for the respective periods indicated therein and comply as to form in all material respects with the applicable accounting requirements included in Regulations S-K and S-X, as well as any other applicable Rules and Regulations. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated in the Registration Statement and the Prospectus, and all adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data set forth in the Registration Statement and the Prospectus present fairly the information shown therein at the respective dates thereof and for the respective periods covered thereby and have been presented on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement and the Prospectus.

(f) The accounting firm of Grant Thornton LLP, which has audited certain of the financial statements filed and to be filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants within the meaning of the Act and the Rules and Regulations.

(g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and the Company’s latest financial statements filed with the Commission as a part thereof, and except as described in the Registration Statement and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, or entered into any material transactions whether or not incurred in the ordinary course of business; (ii) the Company has not sustained any material loss or interference with its business from fire, storm, explosion, flood or other casualty (whether or not such loss is insured against), or from any labor dispute or court or governmental action, order or decree; (iii) there have not been, and through and including the First Closing Date, there will not be, any changes in the capital stock or any material increases in the long-term debt or other securities of the Company; (iv) the Company has not paid or declared any dividend or other distribution on its Common Stock or its other securities or redeemed or repurchased any of its Common Stock or other securities, and (v) no adverse change in the condition (financial or otherwise), results of operations, income, shareholders’ equity, net worth, business, assets or properties of the Company has occurred, which would be reasonably expected to result in a Material Adverse Effect.

(h) This Agreement and compliance by the Company with the terms hereof, have been duly and validly authorized by the Company by all necessary corporate action and upon execution and delivery hereof by the Company will be duly executed and delivered by the Company and, when duly executed and delivered by the Company and by the Underwriter, will constitute the valid and binding obligations of the Company enforceable in accordance with its terms, except to the extent enforceability may be limited by any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally and, to the extent that the remedy of specific performance and injunction or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefore may be brought. The Representative’s Warrant

Agreement and compliance by the Company with the terms thereof, have been duly and validly authorized by the Company by all necessary corporate action and upon execution and delivery thereof by the Company will be duly executed and delivered by the Company and, when duly executed and delivered by the Company and by the Underwriters will constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent enforceability may be limited by any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally and to the extent that the remedy of specific performance and injunction or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought. The Company is not presently in violation of or in default in respect of any of the terms or provisions of this Agreement or the Representative’s Warrant Agreement and the execution, delivery and performance by the Company of this Agreement and the Representative’s Warrant Agreement and the consummation of the transactions herein and therein contemplated, will not, with or without the giving of notice or the lapse of time or both, (i) result in a breach of or constitute default under any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Company; (ii) result in a breach of, conflict with or constitute a default in respect of any of the terms or provisions of, or result in a modification or the termination of, or the creation or imposition of any lien, security interest, charge or encumbrance upon any property or asset of the Company, which is necessary for the conduct of its Business, pursuant to any note, indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets, which are necessary for the conduct of its Business, may be bound or affected; (iii) violate any existing law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses that are necessary for the conduct of its Business; or (iv) have any effect on any permit, certification, registration, approval, consent, order, license, franchise or other authorization (collectively, the “Permits”) necessary for the Company to own or lease and operate its properties and to conduct its Business or the ability to make use thereof, which in any case described in clause (i), (ii), (iii) or (iv) above, would be reasonably expected to result in a Material Adverse Effect or would materially adversely affect the ability of the Company to perform its obligations under this Agreement or the Representative’s Warrant Agreement.

(i) To the Knowledge of the Company, no permits of any government or governmental instrumentality, agency, body or court, except as may be required under the Act, the “blue sky” or securities laws of any state or the rules of the National Association of Securities Dealers, Inc. (“NASD”) (including approval of underwriting compensation) or in connection with the listing of the Common Stock on The American Stock Exchange, Inc. (“AMEX”), are required (i) for the valid authorization, issuance, sale and delivery of the Firm Shares and the Option Shares to the Underwriters pursuant to this Agreement, and (ii) the consummation by the Company of the transactions contemplated by this Agreement and the Representative’s Warrant Agreement.

(j) Except as disclosed in the Registration Statement and Prospectus, there is neither pending nor, to the Knowledge of the Company, threatened, against the Company any claim, action, suit, or proceeding at law or in equity, arbitration (or circumstances that may give rise to the same), investigation or inquiry to which the Company or any of its respective officers, directors or 5% shareholders named in the Registration Statement and Prospectus under the Caption “Principal Stockholders” (each hereinafter, a “Principal Stockholder”) is a party and involving the Company’s properties or businesses, which properties or businesses are necessary for the conduct of its Business, before or by any court, arbitration tribunal or governmental instrumentality, agency, or body, which, if determined adversely to the Company, would individually or in the aggregate result in a Material Adverse Effect or which question the validity of the capital stock of the Company or seek to prevent consummation of the transactions contemplated hereby; nor are there any such actions, suits or proceedings pending or, to the Knowledge of the Company, threatened, against the Company related to consumer protection, distribution, rental and sales, or environmental matters or matters related to discrimination on the basis of age, sex, religion or race; and no labor disturbance by the employees of the Company exists or to the Knowledge of the Company, is threatened, which might be reasonably expected to result in a Material Adverse Effect.

(k) There is no contract or other document which is required by the Act or by the Rules and Regulations to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which has not been so described or filed as required and each contract or document which has been described in the Registration Statement and Prospectus has been described accurately and presents fairly the information required to be described and each such contract or document which is filed as an exhibit to the Registration Statement is and shall be in full force and effect at the Closing Date or shall have been terminated in accordance with its terms or as set forth in the Registration Statement and Prospectus, and no party to any such contract has given notice to the Company of the cancellation of or, to the Knowledge of the Company, shall have threatened to cancel, any such contract, and except as described in the Registration Statement and Prospectus, the Company is not in default thereunder.

(l) The Company does not own any real property. The Company has good title to all of its personal property (tangible and intangible) and assets that are necessary for the conduct of its Business, including any licenses, trademarks and copyrights, described in the Registration Statement and Prospectus as owned by it, free and clear of all security interests, liens, charges, mortgages, encumbrances and restrictions other than (i) such security interests, liens, charges, mortgages, encumbrances and restrictions as are not materially significant in relation to the Business or (ii) as described in the Registration Statement and Prospectus. The leases, subleases and licenses under which the Company is entitled to lease, hold or use any real or personal property, are valid and enforceable, except (x) where the invalidity or unenforceability of any of such leases, subleases or license would not have a Material Adverse Effect or (y) as described in the Registration Statement and Prospectus; and, except as described in the Registration Statement and Prospectus, all rentals, royalties or other payments accruing thereunder which became due prior to the date of this Agreement have been duly paid and neither the Company nor, to the Knowledge of the Company, any other party, is in default in respect of any of the terms or provisions of any such leases, subleases and licenses where such default would be reasonably expected to result in a Material Adverse Effect, and no claim of any sort has been asserted by anyone against the Company under any such leases, subleases or licenses affecting or questioning the rights of the Company to the continued use or enjoyment of the rights and property covered thereby, where such claim would be reasonably expected to result in a Material Adverse Effect. Except as set forth in the Registration Statement and

Prospectus, the Company has not received notice of any violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. The Company owns or leases all such properties as are necessary to its operations as now conducted and as proposed to be conducted as set forth in the Registration Statement and Prospectus.

(m) The Company has filed with the appropriate federal, state and local governmental agencies, and all appropriate foreign countries and political subdivisions thereof, all tax returns, including franchise tax returns, which are required to be filed by it or has duly obtained extensions of time for the filing thereof and has paid all taxes required to be paid by it as shown on such returns and all other assessments against it, to the extent that the same have become due and are not being contested in good faith; and the provisions for income taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement and Prospectus are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The Company has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and, to the Knowledge of the Company, is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted in writing against the Company.

(n) The Company maintains insurance, which is in full force and effect as of the Effective Date, of the types set forth on Schedule 1(n) annexed hereto. The Company maintains such insurance in amounts as are, to the Knowledge of the Company, usually maintained by companies engaged in the same or a similar business located in the same geographic area as those of the Company. To the Knowledge of the Company, there are no facts or circumstances which would require it to notify its insurers of any claim of which notice has not been made or will not be made in a timely manner. To the Knowledge of the Company, there are no facts or circumstances under any of its existing insurance policies which would relieve any insurer of its obligation to satisfy in full any existing valid claim of the Company under any such policies.

(o) The Company owns or otherwise possesses adequate, enforceable and unrestricted rights to intellectual property that is used or proposed to be used in the conduct of its Business, as described under the caption “Business — Intellectual Property” in the Registration Statement and Prospectus, including all patents, patent rights, inventions, trademarks, service marks, trade names and copyrights, trade secrets, confidential information, processes and formulations (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, works of authorship, computer programs and technical data, proprietary information and the like (collectively, the “Intangibles”). Except as otherwise described in the Registration Statement and Prospectus under the caption “Business — Intellectual Property,” (i) the Company is the beneficial and record owner of all right, title and interest in, to and under the Intangibles, free and clear of all liens, security interests, charges, encumbrances or other adverse claims and has the right to use the Intangibles without payment to a third party; (ii) to the Knowledge of the Company, the Company has not infringed nor is it infringing upon the intellectual property rights of others, (iii) the Company has not received any notice that it has or may have infringed or is infringing upon the intellectual property rights of others; (iv) there is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to, or the validity or scope of, any such Intangibles, nor, to the Knowledge of the Company, do there exist any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others alleging that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, nor, to the Knowledge of the Company, does there exist any other fact which would form a reasonable basis for any such claim except where the Company has requested and obtained a non-infringement or right-to-use opinion from its intellectual property counsel; (vi) to the Knowledge of the Company, no others have infringed upon the Intangibles of the Company and there is no U.S. patent or published U.S. patent application which contains claims that dominate any Intangibles described in the Prospectus as being owned by or licensed to the Company, that interferes with the issued or pending claims of any such Intangibles, or prevents the Company from conducting its Business; and (vii) except in connection with the Company’s license agreement with the Trustees of Columbia University in the City of New York, dated November 1, 1999 (the “Columbia License Agreement”), the Company is not obligated or under any liability whatsoever to make any payment by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, intellectual property rights not owned or controlled by the Company or in connection with the conduct of its Business. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all its Intangibles in all material respects.

(p) Except as described in the Registration Statement and Prospectus, neither the Company nor any officer, director or any other affiliate of the Company (as such term is defined in Rule 405 promulgated under the Rules and Regulations) has incurred any liability for a finder’s fee or similar fee in connection with the transactions contemplated by this Agreement.

(q) No officer or director of the Company, or any affiliate (as such term is defined in Rule 405 promulgated under the Rules and Regulations) of any such officer or director, has taken, and each officer or director has agreed that he will not take, directly or indirectly, any action designed to constitute or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or other violation under Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or otherwise, to facilitate the sale or resale of the Shares.

(r) Except as disclosed in the Registration Statement and Prospectus under the caption “Certain Transactions,” no person related to the Company as described in Item 404(a) of Regulation S-K promulgated under the Act has or has had during the past two (2) years, either directly or indirectly, (i) a material interest in any person or entity which (A) furnishes or sells products which are furnished or sold or are proposed to be furnished or sold by the Company, or (B) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. There are no existing agreements, arrangements, or transactions, between or among the Company and any officer, director of the Company, or any partner, affiliate or associate of any of the foregoing persons or entities which are required to be described in the Registration Statement and Prospectus under the caption “Certain Transactions” and which are not so described.

(s) The minute books of the Company have been made available to the Representative through Underwriters’ Counsel and contain accurate summaries of all meetings and actions of the directors and stockholders of the Company since the time of its incorporation, and reflect all transactions referred to in such minutes accurately in all material respects.

(t) The Company is not involved in any labor disputes with any of the Company’s employees and, to the Knowledge of the Company, none of its employees have threatened the commencement of any labor disputes with the Company, nor has the Company received any notice of any bankruptcy, labor disturbance or other event affecting any of its principal suppliers or customers, which would be reasonably expected to result in a Material Adverse Effect.

(u) The Company had at the date or dates indicated in the Registration Statement and Prospectus a duly authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement or the Prospectus, on the Effective Date and on the Closing Date, there will be no options to purchase, warrants or other rights to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of the Company’s capital stock or any such warrants, convertible securities or obligations. Except as set forth in the Registration Statement or the Prospectus, no holder of any of the Company’s securities has any rights, “demand,” “piggyback” or otherwise, to have such securities registered under the Act.

(v) The Shares and the other securities of the Company conform to all statements in relation thereto in the Registration Statement and Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the outstanding options and warrants to purchase Common Stock have been duly authorized and validly issued and constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally and to the extent that the remedy of specific performance and injunction or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought; and none of such outstanding shares of Common Stock or outstanding warrants or options to purchase Common Stock were issued in violation of the pre-emptive rights of any stockholder of the Company. The offers and sales of the outstanding Common Stock and outstanding options and warrants to purchase Common Stock were at all relevant times either registered under the Act and the applicable state securities or “blue sky” laws or exempt from such registration requirements. The holders of the outstanding Common Stock are not subject to personal liability for obligations of the Company solely by reason of being stockholders. Except as set forth in the Registration Statement and Prospectus, on the Effective Date and on the Closing Date(s) there will be no outstanding options or warrants for the purchase of, or other outstanding rights to purchase or acquire, Common Stock or securities convertible or exchangeable into Common Stock.

(w) The issuance and sale of the Shares have been duly authorized and, upon delivery against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The Shares will not be subject to pre-emptive rights of any stockholder of the Company.

(x) The issuance and sale of the Representative’s Warrants has been duly authorized and when issued and delivered in accordance with the terms hereof and the Representative’s Warrant Agreement, including, without limitation, delivery against payment therefor, shall constitute the valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally and to the extent that the remedy of specific performance and injunction or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought. The issuance and sale of the Warrant Shares has been duly authorized, and, when duly delivered against payment therefor as contemplated by the Representative’s Warrant Agreement, such Warrant Shares will be validly issued, fully paid and non-assessable, and will conform to the description thereof contained in the Registration Statement and Prospectus. Holders of Warrant Shares issuable upon the exercise of the Representative’s Warrants will not be subject to personal liability solely by reason of being such holders. Neither the Representative’s Warrants nor the Warrant Shares issuable upon exercise thereof will be subject to pre-emptive rights of any stockholder of the Company. The Company has reserved a sufficient number of shares of Common Stock from its authorized but unissued Common Stock for issuance upon exercise of the Representative’s Warrants in accordance with the provisions of the Representative’s Warrant Agreement.

(y) During the period of nine months from the Effective Date (the “Initial Lock-Up Period”), the Company shall not offer for sale or sell any securities of the Company without the prior consent of a majority of the Company’s independent directors; provided, however, that the foregoing restrictions shall not apply to the Company’s issuance of awards under the Company’s 2004 Stock Incentive Plan. The Company will deliver to the Representative undertakings as of the date hereof of its officers, directors, stockholders and optionholders, except for the stockholders and optionholders listed on Schedule 1(y), in a lock-up letter agreement substantially in the form and substance of Exhibit A annexed hereto (each, a “Lock-Up Letter Agreement” and collectively, the “Lock-Up Letter Agreements”).

(z) Neither the Company nor any officer or director or, to the Knowledge of the Company, any other agent of the Company, acting on behalf of the Company, has at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any such contributions in violation of law, (ii) made any payment to any state, Federal or foreign governmental officer or official, or any other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law or (iii) made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation and under circumstances requiring the disclosure of such payment, receipt or retention of funds in the Registration Statement and Prospectus. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

(aa) The Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. After giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and Prospectus, the Company will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(bb) No securities of the Company have been sold by the Company or, to the Knowledge of the Company, by or on behalf of, or for the benefit of any person or persons controlling, controlled by or under common control with, the Company within the three (3) years prior to the date hereof, except as disclosed in Part II of the Registration Statement or set forth on Schedule 1(bb).

(cc) The employment, consulting, confidentiality and non-competition agreements between the Company and its officers, employees and consultants, described in the Registration Statement and Prospectus are binding and enforceable obligations upon the respective parties thereto in accordance with their terms, except to the extent enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally and to the extent that the remedy of specific performance and injunction or other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

(dd) Except as set forth in the Registration Statement and Prospectus or on Schedule 1(dd) annexed hereto, the Company has no employee benefit plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements that are subject to the provisions of the Employee Retirement Income Security Act of 1974. The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(ee) Upon the First Closing Date, there will be no voting or other stockholder agreements between the Company and any stockholders of the Company or, to the Knowledge of the Company, between or by and among any stockholders of the Company, except for the agreements set forth on Schedule 1(ee) annexed hereto.

(ff) The Company has filed a registration statement on Form 8-A with respect to its Common Stock under Section 12(b) of the 1934 Act and such registration statement has been declared effective by the Commission. The Company has filed a listing application with respect to its Common Stock with the AMEX, such listing application has been accepted by, and the Shares have been approved for listing on, the AMEX, subject to official notice of issuance.

(gg) The Company is in compliance in all material respects with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. The Company has not received notice of any pending investigations involving the Company, by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or, to the Knowledge of the Company, any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company and none has ever occurred. No collective bargaining representation question exists respecting the employees of the Company, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. The Company has not received notice that any grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company. No labor dispute with the employees of the Company exists or to, the Knowledge of the Company, is imminent.

(hh) The Company has provided to Blank Rome LLP, counsel to the Underwriters (“Underwriters’ Counsel”), all agreements, certificates, correspondence and other items, documents and information requested by such counsel, including in such counsel’s due diligence memorandum emailed to the Company’s counsel on March 8, 2004.

(ii) Any certificate signed by an officer of the Company in his capacity as such and delivered to the Underwriters or Underwriters’ Counsel pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters set forth in such certificate.

(jj) The Company is and has been doing business in compliance with all authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state, and local laws, rules and regulations, except where failure to be in such compliance would not be reasonably expected to result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to result in a Material Adverse Effect.

(kk) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ll) Except as set forth in the Registration Statement and Prospectus (exclusive of any supplement thereto), the Company is (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to its Business (“Environmental Laws”), (B) has received and is in compliance with all permits, licenses or other approvals required under applicable Environmental Laws to conduct its Business and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company has not received notice and otherwise has no Knowledge that it has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

2. Purchase, Delivery and Sale of the Shares and the Representative’s Warrants.

(a) Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties and agreements herein contained, the Company hereby agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Company, the Firm Shares at a purchase price of $             per share (net of discounts and commissions) as follows:

The Shemano Group, Inc.	Firm Shares

National Securities Corporation	Firm Shares

Total	Firm Shares

On the “First Closing Date” (defined below in Section 2(b)), definitive certificates in negotiable form for the Firm Shares will be delivered by the Company to the Underwriters or, if proper arrangements have been made, an electronic “fast” transfer of the Firm Shares from the Company’s Transfer Agent (as defined herein) to Depository Trust Company (“DTC”) will be made, against payment of the purchase price by the Underwriters, at the Representative’s option, by wire transfer or certified or official bank check or checks in same-day funds, payable to the order of the Company.

(b) Delivery of the Firm Shares (either by regular way or by a “fast” transfer) against payment therefor shall take place at the offices of                     , at                     , local New York Time, on the third business day following the Effective Date (the fourth business day following the Effective Date in the event that trading of the Firm Shares commences on the day following the Effective Date) or at such other location as the Underwriters and the Company may agree, with such time and date of payment and delivery for the Firm Shares being herein called the “First Closing Date.”

(c) Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties and agreements contained herein, for the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares as described in the Registration Statement and Prospectus, the Representative is hereby granted an option to purchase all or any part of the Option Shares from the Company. The purchase price to be paid per share for the Option Shares will be the same price as the price per Firm Share set forth in Section 2(a) hereof. The option granted hereby may be exercised by notice from the Representative to the Company in accordance with Section 2(d) hereof solely by the Representative as to all or any part of the Option Shares at any time within thirty (30) days after the Effective Date. The Representative will not be under any obligation to purchase any Option Shares prior to the exercise by the Representative of such option in accordance with Section 2(d) hereof.

(d) The option granted pursuant to Section 2(c) may be exercised by the Representative giving oral notice to the Company, which must be confirmed by a letter or facsimile setting forth the number of Option Shares to be purchased by the Representative, the date and time for delivery of and payment for the Option Shares to be purchased and stating that the Option Shares referred to therein are to be used for the sole purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares by the Representative. If such notice is given prior to the First Closing Date, the date set forth therein for such delivery and payment will not be earlier than either two (2) full business days thereafter or the First Closing Date, whichever occurs later. If such notice is given on or after the First Closing Date, the date set forth therein for such delivery and payment will not be earlier than two (2) full business days thereafter. In either event, the date so set forth will not be more than fifteen (15) full business days after the date of such notice. The date and time set forth in such notice is herein called the “Option Closing Date.” Upon exercise of such option, through the Representative’s delivery of the aforementioned notice, the Company will become obligated to convey to the Representative, and, subject to the terms and conditions set forth in this Section 2(c) hereof, the Representative will become obligated to purchase, the number of Option Shares specified in such notice.

(e) Payment for any Option Shares purchased will be made to the Company, at the Representative’s option, by wire transfer or certified or official bank check or checks payable to its order in same-day funds, against delivery of the Option Shares purchased to the Representative at the offices of                      (or at such other location as the Representative and the Company may agree).

(f) The obligation of the Representative to purchase and pay for any of the Option Shares is subject to the accuracy and completeness (as of the date hereof and as of the Option Closing Date) of and compliance in all material respects with the representations and warranties of the Company herein, to the accuracy and completeness of the statements of the Company or its officers made in any certificate or other document to be delivered by the Company pursuant to this Agreement, to the performance in all material respects by the Company of its obligations hereunder, to the satisfaction by the Company of the conditions, as of the date hereof and as of the Option Closing Date, set forth in this Section 2, and to the delivery to the Representative of opinions, certificates and letters dated the Option Closing Date substantially similar in scope to those specified in Sections 7(d), (e), (f) and (g) hereof, but with each reference to “Firm Shares” and “First Closing Date” to be changed, respectively, to the “Option Shares” and the “Option Closing Date.”

(g) Unless the shares are to be delivered by a “fast” transfer, the Company will make the certificates for the Shares to be purchased by the Underwriters hereunder available to the Underwriters for inspection, checking and packaging at the office of the Company’s transfer agent or correspondent in New York City, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York, 10004, not less than one (1) full business day prior to the First Closing Date and the Option Closing Date, as the case may be (both of which are collectively referred to herein as the “Closing Dates”). The certificates representing the shares shall be in such names and denominations as the Underwriters may request at least two (2) full business days prior to the respective Closing Dates. In the event that the Representative determines to utilize DTC, the parties will use their best efforts to make the offering of the Shares “DTC eligible” and to comply with the procedures thereof.

(h) On the First Closing Date, the Company will issue and sell the Representative’s Warrants (in the form of, and in accordance with, the provisions of the form of Representative’s Warrant substantially in the form filed as Exhibit 4.2 to the Registration Statement) to the Representative and National and/or to their respective designees (limited to officers and partners of the Underwriters, members of the selling group and/or their officers or partners, collectively, “Representative’s Designees”), as set forth in instructions by the Representative to the Company, pursuant to the Representative’s Warrant Agreement that shall be executed and delivered by the Company and the Representative on the First Closing Date. The aggregate purchase price for the Representative’s Warrants is One Hundred Dollars ($100.00). The Representative’s Warrants and the Warrant Shares issuable upon exercise thereof will be restricted from sale, transfer, assignment or hypothecation pursuant to Corporate Financing Rule 2710 (currently a period of 180 days from the Effective Date), except to the Representative’s Designees who agree in writing not to further transfer any Representative’s Warrants or Warrant Shares during such period, unless otherwise permitted by Rule 2710. Payment for the Representative’s Warrants will be made to the Company by check or checks payable to its order on the First Closing Date against delivery of the certificates representing the Representative’s Warrants in accordance with the terms and conditions of the Representative’s Warrant Agreement. The certificates representing the Representative’s Warrants will be in such denominations and such names as the Representative may request prior to the First Closing Date.

(i) The information set forth (i) on the cover page of any Preliminary Prospectus or the Prospectus concerning the Underwriters, including the delivery of the Shares, (ii) under the captions “Management,” “Certain Transactions,” “Principal Stockholders” or otherwise, specifically relating to Howard Davis, and (iii) under the caption “Underwriting” or otherwise, relating to the Underwriters, in any Preliminary Prospectus or the Prospectus relating to the Shares proposed to be filed by the Company (insofar as such information relates to any of the Underwriters) as heretofore filed and as presently proposed to be amended, constitute the only information furnished by or on behalf of the Underwriters to the Company for inclusion therein, and the Underwriters severally represent and warrant to the Company that the statements made therein are correct and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3. Public Offering by the Underwriters. The Underwriters agree to cause the Shares to be offered to the public initially at the price and under the terms set forth in the Registration

Statement and Prospectus as soon, on or after the effective date of this Agreement, as the Underwriters deem advisable, but no more than five (5) full business days after such effective date. The Underwriters may allow such concessions and discounts upon sales to other dealers as set forth in the Registration Statement and Prospectus. The Representative agrees to notify the Company in writing when the offering is first made and when it is completed. After the completion of the initial public offering, the public offering price, the concessions and the reallowance may be changed by the Underwriters.

4. Agreements of the Company. The Company covenants and agrees with the Underwriters that:

(a) If the Registration Statement has not been declared effective prior to the time of execution of this Agreement, the Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible, and will not at any time, whether before or after the Effective Date, file any amendment or supplement to the Registration Statement, (i) which shall not have been previously submitted to, and approved by, the Underwriters or counsel for the Underwriters within a reasonable time prior to the filing thereof, (ii) to which the Underwriters or counsel for the Underwriters shall have reasonably objected in writing as not being in compliance with the Act or the Rules and Regulations or (iii) which is not in compliance with the Act or the Rules and Regulations.

(b) The Company will notify the Underwriters, promptly after it shall have received notice of the effectiveness of the Registration Statement or any amendment or supplement thereto, of the receipt of any comments of the Commission with respect thereto, and of the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement to the Prospectus has been filed.

(c) The Company will advise the Underwriters promptly of any request of the Commission for an amendment or supplement to the Registration Statement or the Prospectus, or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any judgment, order, injunction or decree preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the institution of any proceedings for any of such purposes, of which it has Knowledge, and will use its best efforts to prevent the issuance of any stop order, and, if issued, to obtain as promptly as possible the lifting thereof.

(d) If at any time when a Prospectus relating to the Shares is required to be delivered under the Act by the Underwriters or dealer, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriters promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be reasonably satisfactory to counsel for the Underwriters, and the Company will furnish to the Underwriters copies of such amendment or supplement as soon as available and in such quantities as the Underwriters may reasonably request.

(e) Within the time during which the Prospectus is required to be delivered under the Act, or pursuant to the undertakings of the Company in the Registration Statement, the Company, at its own expense, will comply in all material respects with all requirements imposed upon it by the Act, the Rules and Regulations, the 1934 Act or the rules and regulations of the Commission promulgated under the 1934 Act, each as now or hereafter amended or supplemented, and by any order of the Commission so far as necessary to permit the continuance of sales of, or dealings in, the Shares.

(f) The Company will furnish to the Underwriters, without charge, a signed copy of the Registration Statement and of any amendment or supplement thereto which has been filed prior to the date of this Agreement, together with two (2) copies of each exhibit filed therewith, and three (3) conformed copies of such Registration Statement and as many amendments thereto (unsigned and exclusive of exhibits) as the Underwriters may reasonably request. The signed copies of the Registration Statement so furnished to the Underwriters will include signed copies of any and all consents and reports of the independent public auditors as to the financial statements included in the Registration Statement and Prospectus, and signed copies of any and all consents and certificates of any other person whose profession gives authority to statements made by them and who are named in the Registration Statement or Prospectus as having prepared, certified or reviewed any parts thereof.

(g) The Company will deliver to the Underwriters, without charge, (i) prior to the Effective Date, copies of each Preliminary Prospectus filed with the Commission bearing in red ink the statement required by Item 501 of Regulation S-K of the Rules and Regulations; (ii) on and from time to time after the Effective Date, copies of the Prospectus; and (iii) as soon as they are available, and from time to time thereafter, copies of each amended or supplemented Prospectus, and the number of copies to be delivered in each such case will be such as the Underwriters may reasonably request. The Company has consented and hereby consents to the use of each Preliminary Prospectus for the purposes permitted by the Act and the Rules and Regulations. The Company authorizes the Underwriters and dealer to use the Prospectus in connection with the sale of the Shares, for such period as, in the opinion of counsel for the Underwriters, delivery of the Prospectus is required to comply with the applicable provisions of the Act and the Rules and Regulations. Notwithstanding the foregoing, the Underwriters shall not use any Preliminary Prospectus or the Prospectus if the Company has given the Underwriters notice of the occurrence, or imminently potential occurrence, of any development that could cause such Preliminary Prospectus or Prospectus, as the case may be, to include an untrue statement of a material fact or to omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances, not misleading.

(h) The Company will take such action as may be necessary to qualify the Shares for offer and sale under (or obtain exemptions from the application of) the state securities or “blue sky” laws of such states or other jurisdictions as is required and as the Underwriters or counsel for the Underwriters may designate and to continue such qualifications in effect so long as the Underwriters may request for the purposes of the distribution of the Shares; provided, however, that with respect to any such jurisdiction the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process or to taxation as a foreign corporation. In each state or jurisdiction where the Company shall qualify the Shares as above provided, the Company will prepare and file such statements or reports as may be required by the laws of such state or jurisdiction, and the Underwriters shall, upon the written request of the Company, supply the Company with all information known to the Underwriters and required to be included in such statements or reports.

(i) During the period of two (2) years from the Effective Date, the Company, at its expense, shall furnish the Underwriters with (i) copies of each annual report of the Company; (ii) by the date that such information is required to be filed in an annual report on Form 10-K pursuant to the 1934 Act, a financial report of the Company, which will include a balance sheet as of the end of such fiscal year, a statement of operations, a statement of stockholders’ equity (deficit) and a statement of cash flows covering such fiscal year, such report being in reasonable detail and audited by independent public auditors; (iii) for each fiscal quarter of the Company other than the last fiscal quarter in any fiscal year, by the date that such information is required to be filed in a quarterly report on Form 10-Q pursuant to the 1934 Act, a financial report of the Company, which will include a balance sheet as of the end of such fiscal quarter, a statement of operations, a statement of stockholders’ equity (deficit) and a statement of cash flows covering such fiscal quarter, together with notes thereto, for such fiscal quarter and for the fiscal year to date, setting forth in each case in comparative form the corresponding figures for the preceding year, such report being in reasonable detail and to fairly present the financial condition of the Company at the date thereof and the results of operations for the period then ending and to have been prepared in accordance with generally accepted accounting principles consistently applied, except for normal year end adjustments; (iv) a copy of any Schedule 13D, 13G, 14D-1, 13E-3 or 13E-4 received or filed by the Company from time to time; (v) a copy of each report or document, including, without limitation, reports on Form 8-K, 10-K (or 10-KSB), 10-Q (or 10-QSB) and exhibits thereto, filed or furnished by the Company, pursuant to the 1934 Act, to the Commission, any securities exchange or the NASD on the date each such report or document is so filed or furnished; (v) quarterly shareholder lists prepared by the Company’s transfer agent; (vi) weekly reports prepared by DTC; and (vii) such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request.

(j) For a period of three (3) years from the First Closing Date, the Company shall continue to retain Grant Thornton LLP (or another nationally recognized accounting firm) as the Company’s independent certified public accountants. For a period of five (5) years from the First Closing Date, the Company shall promptly submit to the Underwriters copies of all accountants’ management reports and similar correspondence between the Company and its independent public accountants.

(k) For a period of five (5) years from the First Closing Date, or such shorter period as may be consented to by the Representative in writing, the Company, at its expense, shall cause its then independent certified public accountants, as described in Section 4(j) above, to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s quarterly report on Form 10-Q (or other equivalent report) and any mailing of quarterly financial information to stockholders.

(l) As soon as practicable, but in any event not later than forty five (45) days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company’s fiscal year), the Company will make generally available to its security holders (within the meaning of Section 11 (a) of the Act) an earnings statement of the Company meeting the requirements of Rule 158(a) under the Act covering a period of at least twelve (12) months beginning after the Effective Date, and advise the Underwriters that such statement has been so made available.

(m) The Company will apply the net proceeds (“Proceeds”) it realizes from the sale of the Shares substantially in the manner set forth under the caption “Use of Proceeds” in the Prospectus. The Company will provide the Underwriters with the report on the use of proceeds from the issuance of the Shares that is required to be included in the Company’s quarterly reports on Form 10-Q in accordance with Rule 463 under the Securities Act.

(n) The Company, on the First Closing Date, will sell to the Representative the Representative’s Warrants according to the terms specified in Section 2(h) hereof. The Company has reserved and shall continue to reserve a sufficient number of shares of Common Stock for issuance upon exercise of the Representative’s Warrants; and (ii) the Representative shall be entitled to one demand and customary “piggy-back” registration rights to register the Common Stock underlying the Representative’s Warrants. Such demand and “piggy-back” registration rights shall continue for a period of five years from the Effective Date. Within 10 days after the demand registration right is exercised, the Company shall have the right to redeem the Representative’s Warrants for which registration was so demanded, at the difference between the exercise price of the Representative’s Warrants and the average bid price of the Shares over the 10 business days immediately preceding the date of such exercise.

(o) For the period of three (3) years following the Effective Date, the Representative and its successors will have the right to designate one individual as a representative to attend each meeting of the Board of Directors of the Company and each meeting of any committee thereof and to participate, as a non-voting observer, in all discussions of each such meeting, to the extent permitted by applicable law, rule, regulation or ordinance of any state, federal or other regulatory authority, including without limitation, the AMEX or any other stock exchange or market on which the Shares are listed; provided, however, that such observer shall enter into a written confidentiality agreement with the Company in form and substance reasonably satisfactory to the Company; and provided, further, that so long as Howard Davis, or any other individual designated by the Representative, serves as a member of the Company’s Board of Directors, the Company shall be deemed to have satisfied its obligation hereunder to provide the Representative with the right to designate a non-voting observer. The Company reserves the right to exclude such observer from any meeting or portion thereof, and deny such access to any material, if the Company reasonably determines in good faith and upon advice of counsel that (A) it is necessary to preserve an attorney-client privilege or (B) such observer’s presence will result in an actual or potential material conflict of interest between the Representative and the Company. Such observer shall be entitled to the same cash compensation and reimbursement of expenses as the Company affords its directors who are not also officers or employees of the Company and to receive all copies of all notices and other documents distributed to the members of the Company’s Board of Directors (including, but not limited to, any unanimous consents prepared and advance notices of all proposed Board actions or consents), as if such observer were a member of the Company’s Board of Directors. The Company agrees to indemnify and hold such observer harmless against any and all claims, actions, awards and judgments arising out of his service and in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, to use its best efforts to include such observer as an insured under such policy. In the event the Company does not have a liability insurance policy in effect on the Effective Date, the Company agrees to use its best efforts to obtain, as promptly as practicable but in any event not later than thirty (30) days following the Effective Date, such a policy in an amount not less than twenty-five (25%) of the gross proceeds of this offering. The rights and benefits of such indemnification and the benefits of such insurance shall, to the extent possible, extend to the Representative in so far as it may be, or be alleged to be, responsible for such observer. During such three (3) year period, the Company will cause its Board of Directors to meet, either in person or telephonically, at least four (4) times per year.

(p) For a period of three (3) years from the Effective Date, the Company agrees that it will maintain insurance in full force and effect of the types and in the amounts which are customary for similarly situated companies, including but not limited to, personal injury and product liability insurance and insurance covering all personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

(q) During the course of the distribution of the Shares, the Company will not take, directly or indirectly, any action designed to or which might, in the future, reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares. During the so-called “quiet period” in which delivery of a Prospectus is required, if applicable, the Company will not issue press releases or engage in any other publicity without the Representative’s prior written consent, which consent shall not be unreasonably withheld.

(r) The Company will use its best efforts, at its cost and expense, to take all necessary and appropriate action to list the Shares on the AMEX and maintain such listing for as long as the Shares are so qualified.

(s) In the event that the Company shall, within five (5) years of the Effective Date, receive notice that its securities are no longer qualified for listing on the AMEX, the Company shall prepare and file an application for listing on the NASDAQ SmallCap Market, on the NASDAQ Electronic Bulletin Board, in Standard & Poor’s Corporation Records Service (including annual report information) or Moody’s Industrial Manual and shall use its best efforts to have the Company listed in such manual and shall maintain such listing until the later of the fifth anniversary of the Effective Date and three (3) years from the date on which the Company’s securities are delisted from the AMEX.

(t) The Company has filed with the Commission a registration statement on Form 8-A and will, concurrently with the Effective Date, register the class of equity securities of which the Shares are a part under Section 12(b) or 12(g) of the 1934 Act. The Company will use its best efforts to maintain its registration under the 1934 Act in effect for a period of five (5) years from the Effective Date.

(u) The Company agrees that the Company will promptly obtain and will maintain or cause to be maintained in full force and effect for a period of three (3) years from the Effective Date, from an insurer rated “A” or better (General Policyholders Rating) in the most recent edition of “Best Life Reports,” term life insurance in the amount of at least $1,000,000 on the life of Norman Barta. Such policy shall be owned by the Company and all benefits thereunder shall be payable to the Company.

(v) On the Closing Dates, all transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares will have been fully paid by the Company and all laws imposing such taxes will have been fully complied with.

(w) The Company shall retain a transfer agent for the Shares, reasonably acceptable to the Representative, for a period of three (3) years from the Effective Date, and will not, during such period change its transfer agent for the Common Stock without the prior written consent of the Representative. In addition, for a period of two (2) years from the Effective Date, the Company, at its own expense, shall cause such transfer agent to provide to the Underwriters on a monthly basis copies of the Company’s daily stock transfer sheets.

(x) Subsequent to the dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Dates, except as disclosed in or contemplated by the Registration Statement and Prospectus, (i) the Company will not have incurred any liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) there shall not have been any change in the capital stock, funded debt (other than regular repayments of principal and interest on existing indebtedness) or other securities of the Company (except as contemplated in the Registration Statement), any adverse change in the condition (financial or other), business, operations, prospects, income, net worth or properties, including any loss or damage to the properties of the Company (whether or not such loss is insured against), which would reasonably be expected to have a Material Adverse Effect; and (iii) the Company shall not have paid or declared any dividend or other distribution on its Common Stock or its other securities or redeemed or repurchased any of its Common Stock or other securities.

(y) For the period of two (2) years following the Effective Date, the Company shall not repurchase or redeem any of its securities, except for securities held by departing employees or purchased by the Company in accordance with Rule 10b-18 under the 1934 Act; provided, however, that the amount of such purchases are not in excess of the amount of the Company’s current or retained earnings derived after the Effective Date to the date of such repurchase, and shall not pay any dividends or make any other cash distribution in respect of its securities in excess of the amount of the Company’s current or retained earnings derived after the Effective Date without obtaining the Representative’s prior written consent which shall not be unreasonably withheld; and provided, further, that all such redemptions or distributions shall not be made without the prior approval of a majority of the Company’s independent directors. The Representative shall either approve or disapprove such contemplated redemption of securities or dividend payment or distribution within five (5) business days from the date it receives written notice of the Company’s proposal with respect thereto; a failure of the Representative to respond within the five (5) business day period shall be deemed approval of the transaction.

(z) The Company maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) For a period of five (5) years from the First Closing Date, management of the Company shall provide the Board of Directors, on an annual basis, with an internal budget for the next fiscal year, which budget must be approved by the Board of Directors.

(bb) Prior to the Effective Date and for a period of three (3) years thereafter, the Company shall retain a financial public relations firm reasonably acceptable to the Representative.

(cc) The Company shall not publicly disparage the Underwriters or their employees or make any negative statements concerning or related to the offering of the Firm Shares or the Option Shares at any time; provided that this limitation will not apply to any statements or information required to be disclosed pursuant to any statutes, laws, regulations or orders of any governmental body or in the context of any legal proceedings involving the Company.

(dd) Except as set forth under the caption “Use of Proceeds” in the Prospectus or otherwise consented to in writing by the Representative, no proceeds from the sale of the Shares will be used to pay outstanding loans from officers, directors or shareholders or to pay any accrued salaries or accrued bonuses to any current or former employees or consultants or any affiliates thereof or to pay off any other outstanding debt other than as described in the Prospectus.

(ee) For a period of five (5) years from the Effective Date, the Company shall not issue any shares of Preferred Stock without the prior approval of the majority of the Company’s independent directors.

(ff) For a period of three (3) years from the Effective Date, the Company will not offer or sell any of its securities (i) pursuant to Regulation S, or similar regulation, promulgated under the Act, or (ii) at a discount to market or in a discounted transaction, without the prior approval of the majority of the Company’s independent directors, other than the issuance of Common Stock upon exercise of (I) options and warrants outstanding on the First Closing Date and described in the Prospectus or (II) options and warrants (each having an exercise price not less than fair market value per share on the date of grant or issuance) granted or issued after the First Closing Date.

(gg) The Company agrees that for so long as the Common Stock is registered under the Securities Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “1934 Act”), for the first five (5) fiscal years ending after the First

Closing Date, the Company will hold an annual meeting of stockholders for the election of directors and will provide the Company’s stockholders with the audited financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by applicable rules under the 1934 Act and shall be included in an annual report pursuant to the requirements thereof.

(hh) The Company will not, for a period of three (3) years from the Effective Date of the Registration Statement, increase or authorize an increase in the compensation of its three (3) most highly paid employees greater than those increases provided for in their employment agreements with the Company in effect as of the Effective Date and disclosed in the Registration Statement, without the prior consent of the compensation committee of the Board of Directors of the Company, which committee shall be comprised of independent directors.

(ii) With respect to any securities underlying any option issued by the Company or to be issued by the Company pursuant to any equity incentive plan, the Company agrees to require the holder of such option to comply with the transfer restrictions with respect to any securities issued upon the exercise of any such option in accordance with the terms of the Lock-Up Letter Agreement set forth in Exhibit A attached hereto.

5. Indemnity and Contribution by the Company and the Underwriters.

(a) The Company shall indemnify, defend and hold harmless the Underwriters and any person who controls either of the Underwriters within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Underwriters or any such controlling person may incur under the Act, the 1934 Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact, in light of the circumstances in which they were or are made, contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or the Prospectus (the term Prospectus for the purpose of this Section 5 being deemed to include any Preliminary Prospectus, the Prospectus and any Prospectus supplements, in each case as amended or supplemented by the Company), (ii) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or “blue sky” laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), or (iii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, Prospectus or Application or necessary to make the statements made therein, in the light of the circumstances under which they were or are made, not misleading; except to the extent that any such loss, expense, liability, damage or claim arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by or on behalf of the Underwriters to the Company expressly for use in such Registration Statement or such Prospectus as specified in the last sentence Section 5(b) hereof; provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Preliminary Prospectus or Prospectus shall not inure to the benefit of the Underwriters (or to the benefit of any person controlling the Underwriters) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if copies of the Prospectus were timely delivered to the Underwriters and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, expense, liability, damage or claim.

(b) Each of the Underwriters shall indemnify, defend and hold harmless the Company and the Company’s directors, officers, employees and agents and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the 1934 Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the 1934 Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or the Prospectus in reliance upon and in conformity with information furnished in writing by such Underwriter to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or the Prospectus, as specified in the last sentence of this Section 5(b), or (ii) any failure on the part of such Underwriter to comply with any applicable law, rule or regulation or (iii) any omission or alleged omission to state a material fact required to be stated in such Registration Statement or the Prospectus or necessary to make such statement, in light of the circumstances under which it was made, not misleading. The obligation of each Underwriter to indemnify the Company (including any director, officer, employee, agent or control person thereof) shall only relate to any untrue statement or alleged untrue statement or any failure, or omission or alleged omission which applies to such Underwriter. The Company and the Underwriters acknowledge that the information set forth (x) on the cover page of the Prospectus concerning the Underwriters, including the delivery of the Shares, (y) under the captions “Management,” “Certain Transactions” or “Principal Stockholders” or otherwise, specifically relating to Howard Davis, and (z) under the caption “Underwriting” or otherwise, specifically relating to the Underwriters, in the Prospectus (insofar as such information relates to the Underwriters) constitute the only information furnished by or on behalf of the Underwriters to the Company for purposes of this Section 5.

(c) Promptly after receipt by an indemnified party under subsection, (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify in writing each party against whom indemnification is to be sought of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 5 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, an indemnifying party may participate in the defense of such action at its own expense, and to the extent it may elect, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party may assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of one counsel selected by all of the indemnified parties to represent them all (in addition to one local counsel selected by all of the indemnified parties to represent them all in each applicable jurisdiction) shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could have been sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless (x) such settlement, compromise or consent (I) includes an unconditional release of the indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (II) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party and (y) the indemnifying party reaffirms its indemnification obligations pursuant to this Agreement. For purposes of this Section 5(c), it shall be deemed unreasonable for an indemnified party to withhold consent to settlement if the conditions in subsections 5(c)(x) and (5)(c)(y) are satisfied.

(d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under subsections (a) and (b) of this Section 5 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds (net of underwriting discounts and commissions but before deducting expenses) received by the Company from the Shares sold under this Agreement, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 5(d)(i) and, if applicable Section 5(d)(ii), above. Notwithstanding the provisions of this Section 5, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6. Survival of Agreements etc. All statements contained in any schedule, exhibit or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties, indemnities and agreements made by the parties to this Agreement or pursuant hereto shall remain in full force and effect and will survive delivery of and the payment for the Shares. The provisions of Sections 5, 9, 10 and 14 shall survive the termination or cancellation of this Agreement.

7. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Firm Shares and the Option Shares, as provided herein, will be subject to the following conditions:

(a) (i) The Registration Statement shall have become effective not later than 10:00 a.m., New York City time, on the day following execution of this Agreement, or at such later time or on such later date as shall be consented to in writing by the Representative; provided, if the Company shall have elected to rely upon Rule 430A of the Rules and Regulations, (A) the Registration Statement shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; (B) a form of the Prospectus containing information relating to the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period; and (C) prior to the First Closing Date, the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations; and (ii) prior to the First Closing Date or any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceeding for that purpose shall have been initiated or be pending or, to the Knowledge of the Company or the Underwriters, threatened by the Commission or under the securities laws of any state.

(b) No amendment to the Registration Statement, any Preliminary Prospectus or the Prospectus to which the Underwriters or counsel for the Underwriters shall have reasonably objected, after having received reasonable notice of a proposal to file the same, shall have been filed.

(c) The Underwriters shall not have discovered and disclosed to the Company prior to the respective Closing Dates that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the reasonable opinion of counsel for the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) The Underwriters shall have received from Grant Thornton LLP, two signed certificates or letters, one dated and delivered on the Effective Date and one dated and delivered on the First Closing Date, in form and substance satisfactory to the Underwriters, stating that:

(i) they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the Rules and Regulations;

(ii) the financial statements included in the Registration Statement and the Prospectus were examined by them and, in their opinion, comply as to form in all material respects with the applicable requirements of the Act, the Rules and Regulations and instructions of the Commission with respect to Registration Statements on Form S-1 and that the Underwriters may rely upon the opinion of such firm with respect to the financial statements and supporting schedules included in the Registration Statement;

(iii) on the basis of inquiries and procedures conducted by them (not constituting an examination in accordance with generally accepted auditing standards), including a reading of the latest available unaudited interim financial statements or other financial information of the Company (with an indication of the date of the latest available unaudited interim financial statements), inquiries of officers of the Company who have responsibility for financial and accounting matters, reviews of minutes of all meetings of the shareholders, the Board of Directors and any committees of the Board of Directors of the Company, as set forth in the minute books of the Company, and other specified inquiries and procedures, nothing has come to their attention as a result of the foregoing inquiries and procedures that causes them to believe that:

(A) during the period from the date of the latest financial statements of the Company appearing in the Registration Statement and Prospectus to a specified date not more than three (3) business days prior to the date of such letter, there has been any decreases in net current assets or net assets, change in the Common Stock or other securities of the Company (except as specifically disclosed in such certificates or letters), any decreases in shareholders equity or working capital or any increases in net current liabilities, net liabilities or long-term debt, in each case as compared with amounts shown in such financial statements; and any decrease in revenues or in the total or per share amounts of income before extraordinary items or net income or loss, or any other material change in each case as compared with the corresponding period in the preceding year, except in each case for increases, changes or decreases which the Prospectus discloses have occurred or will or may occur; and

(B) the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles and practices on a basis substantially consistent with the audited financial statements included in the Registration Statement or the Prospectus.

(iv) On the basis of certain procedures specified by the Underwriters and described in their letter, they have compared specific dollar amounts, numbers of shares and other information (to the extent they are contained in or derived from the accounting records of the Company, and excluding any questions of legal interpretations) included in the Registration Statement and Prospectus with the accounting records and other appropriate data of the Company and have found them to be in agreement.

(e) At the First Closing Date, the Underwriters shall have received from Kramer, Levin, Naftalis and Frankel LLP counsel for the Company (“Company Counsel”), a signed opinion dated as the First Closing Date, reasonably satisfactory to the Underwriters’ Counsel, in the form and substance of Exhibit B annexed hereto.

(f) At the First Closing Date, the Underwriters shall have received from Darby & Darby P.C., patent and trademark counsel for the Company (“IP Company Counsel”), a signed opinion dated as the First Closing Date, reasonably satisfactory to the Underwriters’ Counsel, in the form and substance of Exhibit C annexed hereto.

(g) The Underwriters shall have received a certificate, dated and delivered as of the First Closing Date, of the Chief Executive Officer and President of the Company stating that:

(i) The Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied by it hereunder at or prior to such date, including but not limited to the agreements and covenants of the Company set forth in Section 4 hereof.

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or threatened under the Act.

(iii) Such officer has carefully examined the Registration Statement and the Prospectus and any supplement or amendment thereto, each of which contains all statements required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and does not contain any untrue statement of a material fact, and since the Effective Date there has occurred no event required to be set forth in the amended or supplemented Prospectus which has not been set forth.

(iv) As of the date of such certificate, the representations and warranties contained in Section 1 hereof are true, complete and correct as if such representations and warranties were made in their entirety on the date of such certificate, and the Company has complied with all its agreements herein contained as of the date hereof and certifying as to the matters referred to in Sections 7(h) and 7(i).

(v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and the Company’s latest financial statements filed with the Commission as a part thereof, and except as described in the Registration Statement and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, or entered into any material transactions whether or not incurred in the ordinary course of business; (ii) the Company has not sustained any material loss or interference with its business from fire, storm, explosion, flood or other casualty (whether or not such loss is insured against), or from any labor dispute or court or governmental action, order or decree; (iii) there have not been any changes in the capital stock or any material increases in the long-term debt or other securities of the Company; (iv) the Company has not paid or declared any dividend or other distribution on its Common Stock or its other securities or redeemed or repurchased any of its Common Stock or other securities, and (v) no adverse change in the condition (financial or otherwise), results of operations, income, shareholders’ equity, net worth, business, assets or properties of the Company has occurred, which would be reasonably expected to result in a Material Adverse Effect as defined in Section 1(d).

(vi) No officer or director of the Company, or any affiliate (as such term is defined in Rule 405 promulgated under the Rules and Regulations) of any such officer or director, has taken, and each officer or director has agreed that he will not take, directly or indirectly, any action designed to constitute or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or other violation of Regulation M promulgated under the 1934 Act or otherwise to facilitate the sale or resale of the Shares.

(vii) Except as described in the Registration Statement and the Prospectus, and except for any action that may be brought or threatened by Hermitage Capital Corporation as expressly set forth in the Registration Statement and Prospectus, no action, suit or proceeding, at law or in equity shall be pending or, to the Knowledge of the Company, threatened in writing against the Company before or by any commission, board or other administrative agency, which may (A) result in the imposition of damages or penalties against, or payments by, the Company in excess of $25,000 or (B) would be reasonably expected to result in a Material Adverse Effect.

(viii) The Company is the sole owner of all intellectual property and proprietary information described in the Registration Statement and Prospectus.

(h) To the Knowledge of the Company, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not been advised by any regulatory authority that its products may not be used for the purposes described in the Registration Statement and Prospectus nor has the Company been advised by any customer or any potentially significant customer that it will not utilize the Company’s products as described in the Registration Statement and Prospectus as a result of issues or concerns with the management or personnel of the Company or the quality, performance or pricing of the Company’s products.

(i) On the First Closing Date, the Company shall not be a party to, or be involved in, any arbitration, litigation or governmental proceeding (except as set forth in the Registration Statement), which is then pending, or, to the Knowledge of the Company, threatened of a character which would be reasonably expected to result in a Material Adverse Effect or which is required to be disclosed in the Registration Statement and Prospectus and is not so disclosed.

(j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company shall not have sustained any loss on account of fire, flood, accident, or other calamity, whether or not covered by insurance, which, in the reasonable judgment of the Representative materially adversely affects the Business.

(k) All of the certificates representing the Shares shall have been tendered for delivery in accordance with the terms and provisions of this Agreement.

(l) The Representative shall have received the Lock-Up Letter Agreements referred to in paragraph (y) of Section 1 hereof.

(m) On the Effective Date, the First Closing Date and the Option Closing Date, if any, (i) each of the representations and warranties of the Company contained in this Agreement shall be (A) true and correct in all respects, to the extent that said representation or warranty is herein qualified by a Material Adverse Effect requirement or otherwise subject to a ‘materiality’ qualifier (“Materiality Qualifier”), or (B) true and correct in all material respects, to the extent that said representation or warranty is not herein qualified by a Material Adverse Effect requirement or otherwise subject to a Materiality Qualifier, with the same effect as if made on and as of each of the Effective Date, the First Closing Date and the Option Closing Date, if any; (ii) the Company shall have complied in all material respects with all agreements of the Company herein, provided, however, that notwithstanding the foregoing Materiality Qualifier, such compliance shall be unqualified to the extent that any said agreement is already subject to a Materiality Qualifier in accordance with its terms; (iii) the Company shall have performed in all material respects all of its obligations due to be performed prior thereto, provided, however, that notwithstanding the foregoing Materiality Qualifier, such performance shall be unqualified to the extent that any said obligation is already subject to a Materiality Qualifier in accordance with its terms; (iv) the Registration Statement, the final Prospectus when it is filed with the Commission, and both documents as of the First Closing Date and any Option

Closing Date referred to below, will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations and will conform in all material respects to the applicable requirements of the Act and the Rules and Regulations, and at such times, neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that this condition shall not apply to statements or omissions in the Registration Statement or Prospectus made in reliance upon and in conformity with information described in Section 2(i) above and furnished herein or in writing to the Company by or on behalf of the Underwriters for inclusion in the Registration Statement or the Prospectus; (v) there shall have been, since the date as of which information is given, no material adverse change in the condition, business, operations, properties, business prospects, securities, long-term or short-term debt or general affairs of the Company which would be reasonably expected to result in a Material Adverse Effect, except as described in the Registration Statement and the Prospectus, and the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction, contract or agreement not in the ordinary course of business other than as referred to in the Registration Statement and the Prospectus which would be reasonably expected to result in a Material Adverse Effect; and (vi) except as set forth in the Registration Statement and Prospectus, no action, suit or proceeding, at law or in equity, shall be pending or, to the Knowledge of the Company, threatened against the Company which is required to be set forth in the Registration Statement, and no proceedings shall be pending or, to the Knowledge of the Company, threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would be reasonably expected to result in a Material Adverse Effect.

(n) The NASD shall have indicated that it has no objection to the underwriting arrangements pertaining to the sale of the Shares by the Underwriters.

(o) No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date or the Option Closing Date, as the case may be, for any member firm of the NASD to execute transactions (as principal or as agent) in the Shares, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending, or, to the knowledge of the Underwriters or the Knowledge of the Company, shall be contemplated by the Commission or the NASD.

(p) The Company shall meet the criteria for inclusion for listing of the Shares on the AMEX.

(q) All proceedings taken at or prior to the First Closing Date or the Option Closing Date, as the case may be, in connection with the authorization, issuance and sale of the Shares shall be reasonably satisfactory in form and substance to the Underwriters and to Underwriters’ Counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the matters referred to in this Section 7 and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any covenants of the Company, or the compliance by the Company with any of the conditions herein contained.

(r) The Company shall have issued the Representative’s Warrants in accordance with Section 2(h) hereof.

(s) Upon exercise of the option provided for in Section 2(c) hereof, the obligations of the Underwriters to purchase and pay for the Option Shares will be subject to the following additional conditions:

(i) The Registration Statement shall remain effective at the Option Closing Date, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of the Underwriters or the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

(ii) At the Option Closing Date there shall have been delivered to the Underwriters the signed opinions of Company Counsel and IP Company Counsel, respectively, in form and substance reasonably satisfactory to counsel for the Underwriters, which opinions shall be substantially the same in scope and substance as the opinions furnished to the Underwriters by Company Counsel and IP Company Counsel at the First Closing Date pursuant to Sections 7(e) and 7(f), respectively.

(iii) At the Option Closing Date, there shall have been delivered to the Underwriters a certificate of the Chief Executive Officer and the Secretary of the Company dated the Option Closing Date, in form and substance satisfactory to counsel for the Underwriters, substantially the same in scope and substance as the certificates furnished to the Underwriters at the First Closing Date pursuant to Section 7(g).

(iv) At the Option Closing Date there shall have been delivered to the Underwriters a certificate or letter in form and substance reasonably satisfactory to the Underwriters from Grant Thornton LLP dated the Option Closing Date and addressed to the Underwriters, confirming the information in its certificate or letter referred to in Section 7(d) hereof and stating that nothing has come to their attention during the period from the ending date of their review referred to in said certificate or letter to a date not more than three (3) business days prior to the Option Closing Date which would require any change in said certificate or letter if it were required to be dated the Option Closing Date.

(v) All proceedings taken at or prior to the Option Closing Date in connection with the sale and transfer of the Option Shares shall be reasonably satisfactory in form and substance to the Underwriters, and the Underwriters and counsel for the Underwriters shall have been furnished with all such documents, certificates, affidavits and opinions as the Underwriters and counsel for the Underwriters may reasonably request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

The opinions and certificates mentioned above or elsewhere in this Agreement will be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory to the Underwriters and to counsel for the Underwriters.

Any certificate signed by an officer of the Company delivered to the Underwriters or to counsel for the Underwriters, will be deemed a representation and warranty by the Company to the Underwriters as to the statements made therein.

8. Effective Date. This Agreement will become effective upon the later of when (i) the Underwriters and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement.

9. Termination. The Representative shall have the right by written notice to the Company (which may be delivered electronically through email or facsimile) to terminate this Agreement at any time prior to the First Closing Date or the obligations of the Underwriters to purchase the Option Shares at any time prior to the Option Closing Date, as the case may be, if (i) the Company shall have failed or refused to fully perform or comply with any of the provisions of this Agreement on its part to be performed and complied with by it prior to the applicable Closing Date, (ii) any of the conditions of Underwriters’ obligations as set forth in Section 7 herein shall not have been satisfied on or prior to November 10, 2004; (iii) trading in securities generally on the New York Stock Exchange or the AMEX will have been suspended; (iv) minimum or maximum prices will have been established on either such exchange by the Commission or the NASD; (v) a general banking moratorium will have been declared either by federal or New York State authorities; (vi) any other restrictions on transactions in securities materially affecting the free market for securities or the payment for such securities or adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, will be established by either of such exchanges, by the Commission, by any other federal or state agency, by action of the Congress or by Executive Order; (vii) the Company will have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity of such character as in the reasonable judgment of the Representative may interfere materially with the conduct of the Business and operations of the Company or make it impracticable to proceed with the offering, sale and delivery of the Firm Shares or the Option Shares, as the case may be, on the terms contemplated by the Prospectus; (viii) any action has been taken by the Government of the United States or any department or agency thereof which, in the sole judgment of the Representative, has had a material adverse effect upon the general market for securities and has made it impracticable to proceed with the offering, sale and delivery of the Firm Shares or the Option Shares, as the case may be, on the terms set forth in the Prospectus; (ix) there shall have occurred the outbreak of any war or any other event or calamity, including without limitation as a result of terrorist activities, which, in the sole judgment of the Representative, materially disrupts the financial markets of the United States and makes it impracticable to proceed with the offering, sale and delivery of the Firm Shares or the Option Shares, as the case may be, on the terms set forth in the Prospectus; (x) the general market for securities or political, legal or financial conditions should deteriorate so materially from that in effect on the date of this Agreement that, in the sole judgment of the Representative, it becomes impracticable for the Underwriters to commence or proceed with the public offering of the Shares and with the payment for or acceptance thereof; (xi) if trading of any securities of the Company shall have been suspended, halted or delisted on any exchange or in any over-the- counter market or by the

Commission; or (xii) any change that would result in a Material Adverse Effect shall have occurred in the sole judgment of the Representative, since the date as of which information is given in the Registration Statement and the Prospectus. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 5, 6, 9, 10 and 14 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10. Expenses.

(a) Whether or not the offering of the Shares is consummated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including without limiting the generality of the foregoing, (i) the preparation, printing, filing with the Commission, and copying of the Registration Statement, each Preliminary Prospectus, Prospectus, this Agreement and other underwriting documents, if any, and any drafts, amendments or supplements thereto, including the cost of all copies thereof supplied to the Underwriters in such quantities as reasonably requested by the Underwriters and the costs of mailing Prospectuses to offerees and purchasers of the Shares; (ii) the printing, engraving, issuance and delivery of certificates representing the Shares and Representative’s Warrants, including any transfer or other taxes payable thereon; (iii) the reasonable fees, expenses and other costs related to the registration or qualification of the Shares under state securities or “blue sky” laws, in accordance with the provisions of Section 10(c) below; (iv) the reasonable fees, costs and disbursements of Underwriters’ Counsel in connection with the review and analysis of certain “blue sky” matters related to the offering (not to exceed $7,500); (v) all reasonable fees and expenses of the Company’s counsel and accountants; (vi) all NASD or AMEX filing fees, costs and expenses in connection with the offering and all reasonable disbursements of Underwriters’ Counsel in connection with such NASD or AMEX filing (not to exceed $7,500); (vii) all costs and expenses of any listing of the Shares on the AMEX, any other stock exchange or over-the-counter market, or in Standard and Poor’s Corporation Reports or any other securities manuals; (viii) all costs and expenses of one (1) bound volume provided to the Underwriters and Underwriters’ Counsel of all documents, paper exhibits, correspondence and records forming the materials included in the offering; (ix) the cost of “tombstone” advertisements to be placed in one or more daily or weekly periodicals as the Representative may request (up to a maximum of $15,000); (x) travel expenses of the Company in connection with the “road show” presentations; and (xi) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 10(a). The obligations of the Company under this subsection (a) shall survive any termination or cancellation of this Agreement; provided, however, that the Company shall not be required to pay any costs or expenses incurred after the termination of this Agreement.

(b) In addition to the Company’s responsibility for payment of the foregoing expenses, the Company shall pay to Shemano a non-accountable expense allowance equal to three percent (3%) of the gross proceeds of the offering of the Shares, including in such amount the proceeds from any exercise of the Underwriters’ over-allotment option. The non-accountable expense allowance due shall be paid at the First Closing Date and any Option Closing Date, as applicable. Shemano hereby acknowledges prior receipt from the Company of Fifty Thousand

Dollars ($50,000), which amount shall be applied to the non-accountable expense allowance due when, and if, such offering is closed. If the sale of the Shares provided for herein is not consummated because the Underwriters elect to terminate this Agreement in accordance with clauses (i) or (ii) Section 9 hereof, then the Company shall reimburse Shemano in full for its actual accountable out-of-pocket expenses incurred in connection with the proposed purchase and sale of the Shares (including, without limitation, the fees and disbursements of its counsel) inclusive of the Fifty Thousand Dollars ($50,000) previously paid on account. Notwithstanding the foregoing, in the event the offering is terminated, Shemano will not be entitled to retain or receive more than an amount equal to its actual accountable out-of-pocket expenses and shall reimburse the Company for the remainder, if any. Shemano hereby acknowledges and agrees that its expenses in connection with the “road show” presentations shall be paid from the non-accountable expense allowance.

(c) The Representative shall determine in which states or jurisdictions the Shares shall be registered or qualified for sale.

11. Notices. Any notice hereunder shall be in writing, unless otherwise expressly provided herein, and if to the respective persons indicated, will be sufficient if mailed by certified mail, return receipt requested, postage prepaid, delivered by national overnight courier service or hand delivered, addressed as respectively indicated or to such other address as will be indicated by a written notice similarly given, to the following persons:

(a) If to the Underwriters - addressed to each of The Shemano Group; 5850 Canoga Avenue, Suite 315, Woodland Hills, CA 91367, Attn: Howard Davis and National Securities Corporation; 1001 4th Avenue, Suite 220, Seattle, Washington, 98154, Attn: Kay Johnson, with a copy to Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174, Attention: James Martin Kaplan, Esq. and Richard DiStefano, Esq.; provided, however, that such copy to Blank Rome LLP shall not constitute notice delivered to the Underwriters.

(b) If to the Company - addressed to Nephros, Inc., 3960 Broadway, New York, New York 10032, Attention: Norman Barta, President, with a copy to Kramer, Levin, Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, Attention: Thomas D. Balliett, Esq. and J. Michael Mayerfeld, Esq.; provided, however, that such copy to Kramer Levin, Naftalis & Frankel LLP shall not constitute notice delivered to the Company.

Notice shall be deemed delivered upon receipt.

12. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended, or will be construed, to give any person, corporation or other entity other than the controlling persons, directors, officers, employees and agents referred to in Section 5 hereof (to the extent provided for in Section 5), and their respective successors and assigns, any legal or equitable right, remedy, or claim under or in respect to this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other persons. Notwithstanding anything contained herein to the contrary, no purchaser of any of the Shares from the Underwriters will be deemed a successor or assign solely because of such purchase.

13. Finders and Holders of First Refusal Rights.

(a) The Company hereby represents and warrants to the Underwriters that it has not paid any compensation for services as a finder in connection with any prior financing of the Company during the twelve-month period immediately preceding the date hereof and that no person is entitled, directly or indirectly, to compensation for services as a finder in connection with the proposed transactions. The Company further represents and warrants that no person holds a right of first refusal or similar right in connection with the proposed offering which has not been waived, and the Company hereby agrees to indemnify and hold harmless the Underwriters, their officers, directors, agents and each person, if any, who controls such Underwriters within the meaning of Section 15 of the Act, from and against any loss, liability, claim, damage or expense whatsoever arising out of a claim by an alleged finder or alleged holder of a right of first refusal or similar right in connection with the proposed offering, insofar as such loss, liability, claim, damage or expense arises out of any action or alleged action of the Company.

(b) Each of the Underwriters hereby represents and warrants to the Company that no person is entitled, directly or indirectly, to compensation for services as a finder in connection with the proposed transactions contemplated by this Agreement; and the Underwriters hereby agrees to indemnify and hold harmless, severally and not jointly, the Company, its officers, directors and agents, from and against any loss, liability, claim, damage or expense whatsoever arising out of a claim by an alleged finder in connection with the proposed offering, insofar as such loss, liability, claim, damage or expense arises out of any action or alleged action of such Underwriter.

14. Applicable Law. This Agreement shall be a deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State applicable to contracts made and to be performed entirely within such State. Each of the Company and the Underwriters (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which the Company or the Underwriters, as the case may be, may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or procedure. Each of the Company and the Underwriters further agrees to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding in the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York, and agrees that service of process upon the Company or the Underwriters, as the case may be, mailed by certified mail to such party’s address as set forth in Section 11 hereof shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding. In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney’s fees.

15. Confidential Information. Each of the Underwriters acknowledges that it has and will receive non-public and other valuable Confidential Information from the Company in connection with the performance of this Agreement and its relationship as Underwriter hereunder. Each of the Underwriters shall at all times keep documents or other materials containing Confidential Information in a secure place, shall not use Confidential Information for any purpose other than its performance under this Agreement, except as otherwise agreed to in a writing signed by the Company, and shall not disclose any of the Confidential Information in any manner whatsoever, in whole or in part, to any Person for any reason or purpose whatsoever except (i) if such Underwriter is required by a court of competent jurisdiction to so disclose after notice has been given to the Company and the Company has had an opportunity to oppose such disclosure or seek a protective order to the extent practicable, (ii) to employees and representatives of such Underwriter who need to know such information in connection with the Underwriter’s performance under this Agreement (“Necessary Agents”), provided that such Underwriter shall inform each such Necessary Agent of the confidential nature of such information, obtain their agreement (the “Necessary Agent Confidentiality Agreement”) to hold all Confidential Information in strict confidence and not to use it for any purpose other than as permitted hereunder and ensure the performance by each Necessary Agent of such Necessary Agent Confidentiality Agreement. As used herein, “Confidential Information” shall mean any and all information provided to the Underwriters by or on behalf of the Company in connection with the transactions contemplated by this Agreement or after the date hereof pursuant to this Agreement or otherwise except for information which the Underwriters can establish (1) is generally known to the public other than as a result of the breach by either of the Underwriters or any affiliate, employee, officer, or agent of the Underwriters of an obligation of confidentiality to the Company, (2) was known by either of the Underwriters (as evidenced by written records) prior to its receipt from the Company, (3) was disclosed to either of the Underwriters by a third party under no obligation of confidence or (4) was developed by either of the Underwriters independently of any disclosure made by the Company to the Underwriters, provided that the Underwriters shall have the burden of showing that such Confidential Information was developed independently of any disclosure by the Company.

16. Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

17. Counterparts. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.

18. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Underwriters and the Company with respect to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between them.

19. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders and the singular shall include the plural, and vice versa.

If the foregoing correctly sets forth our understanding, please indicate the Underwriters’ acceptance thereof, as of the day and year first above written, in the spaces provided below for that purpose, whereupon this letter with the Underwriters’ acceptance shall constitute a binding agreement among us.

Very truly yours,
NEPHROS, INC.

By:
	Name:	Norman Barta
	Title:	President and Chief Executive Officer

Confirmed and accepted on the

day and year first above written.

THE SHEMANO GROUP, INC.
NATIONAL SECURITIES CORPORATION

By:	THE SHEMANO GROUP, INC.

By:
	Name:	Gary Shemano
	Title:	Chairman

On behalf of each of the Underwriters

EXHIBIT A

(Lock-Up Letter)

LOCK-UP LETTER

FOR NEPHROS, INC.

DIRECTORS, OFFICERS AND STOCKHOLDERS

The Shemano Group, Inc.

601 California Street, Suite 1150

San Francisco, CA 94108

Gentlemen:

The undersigned understands that The Shemano Group, Inc. (the “Underwriter”) proposes to enter into an Underwriting Agreement with Nephros, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) of common stock, par value $0.01 per share (the “Common Stock”) of the Company.

To induce the Underwriter and any others underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned, during the period commencing from the effective date of the registration statement (the “Effective Date”) relating to the Public Offering and ending 270 days thereafter (the “Initial Restricted Period”) and subsequent thereto during the Extended Restricted Periods (as defined below):

(i) agrees not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of Common Stock or other capital stock of the Company (collectively, the “Securities”) or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Securities of the Company, or publicly announce an intention to effect any such transaction (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Common Stock, or such other Securities, in cash or otherwise), without the prior written consent of the Underwriter;

(ii) agrees not to make any demand for, exercise any right, or file (or participate in the filing of) a registration statement with respect to the registration of any Securities without the prior written consent of the Underwriter; and

(iii) authorizes the Company to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any Securities for which the undersigned is the record holder and, in the case of any such Securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to authorize the Company to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such Securities.

In addition, the undersigned agrees that the foregoing restrictions shall apply, on a cumulative basis for the undersigned, (A) for a period of 90 days following the termination of the Initial Restricted Period with respect to any Securities in excess of one-third (1/3) of the Securities held by the undersigned on the Effective Date, and (B) for a period of 180 days following the termination of the Initial Restricted Period with respect to any Securities in excess of two-thirds (2/3) of the Securities held by the undersigned on the Effective Date (the periods referred to in clauses (A) and (B) above being collectively referred to as the “Extended Restricted Periods”).

Notwithstanding anything to the contrary herein, the foregoing restrictions shall not apply to (i) any gift of Securities by the undersigned to a donee, (ii) any transfer of Securities by the undersigned to a partner, member or stockholder of the undersigned, if the undersigned is a partnership, limited liability company or corporation respectively or (iii) any transfer of Securities by the undersigned to an entity controlled by the undersigned, a family member of the undersigned, or a trust for the benefit of the undersigned or any of the undersigned’s family members (any of (i), (ii) or (iii), an “Exempt Transfer”); provided that the transferee agrees in writing for the benefit of the Underwriter to be bound by the same restrictions with respect to such Securities as the undersigned is bound hereunder. The undersigned and any transferee in an Exempt Transfer shall be treated as one person for purposes of determining the number of Securities transferable during the Extended Restricted Period (the “Transferable Shares”) in accordance with the immediately preceding paragraph, and, unless otherwise agreed to in writing by the undersigned and the transferee, upon any Exempt Transfer such transferee shall be allocated a portion of the Transferable Shares not theretofore transferred by the undersigned equal to the quotient of (x) the number of Securities transferred by the undersigned in such Exempt Transfer divided by (y) the number of Securities held by the undersigned immediately prior to such Exempt Transfer.

To the extent that the undersigned has any rights with respect to the registration of any Securities pursuant to any agreement with the Company, and to the extent that such agreement and the rights conferred thereunder may be inconsistent with the terms of this letter agreement, the undersigned agrees that the terms herein shall govern.

The undersigned hereby represents and warrants that all of the shares of Common Stock or any other Securities of the Company held by such person are listed on the attached Annex 1 and that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

Very truly yours,

Dated:	Stockholder

(Name - Please Print):

Address:

Social Security or Taxpayer Identification No.:

[SIGNATURE PAGE TO LOCK-UP LETTER]

Annex 1

Name of Stockholder:

Class of securities owned:	Number of shares of securities owned (or purchasable upon exercise):
Common Stock

Series A Convertible Preferred Stock

Series B Convertible Preferred Stock

Series C Convertible Preferred Stock

Series D Convertible Preferred Stock

Options to purchase common stock